Exhibit (a)(1)(iii)

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY
for
Deposit of Class A Subordinate Voting Shares of
MAGNA INTERNATIONAL INC.
Pursuant to the Offer to Purchase dated August 13, 2007

THE OFFER EXPIRES AT 5:00 P.M. (TORONTO TIME) ON
SEPTEMBER 20, 2007, UNLESS THE OFFER IS EXTENDED.

        As set forth in Section 3 of the offer to purchase of Magna International Inc. ("Magna") dated August 13, 2007 (together with any amendments, supplements or variations thereto, the "Offer to Purchase"), this form or one substantially equivalent hereto must be used to deposit Class A Subordinate Voting Shares (the "Class A Subordinate Voting Shares") in the capital of Magna pursuant to the Offer to Purchase if certificates for Class A Subordinate Voting Shares are not immediately available or time will not permit all documents required by the Letter of Transmittal to reach the Depositary at or prior to the Expiration Time (as defined in the Offer to Purchase). Such form may be delivered by hand or transmitted by facsimile transmission or letter to the Depositary at the office set forth on the back cover of this Notice of Guaranteed Delivery. See Section 3 of the Offer to Purchase, "Procedure for Depositing Class A Subordinate Voting Shares".

TO:	MAGNA INTERNATIONAL INC.
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary

        Delivery of this Notice of Guaranteed Delivery to an address or transmission of instructions via a facsimile number other than as set forth on the back cover of this Notice of Guaranteed Delivery does not constitute a valid delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase. Class A Shareholders should carefully consider the income tax consequences of depositing Class A Subordinate Voting Shares under the Offer. See Section 9, "Income Tax Consequences" in the Circular that accompanies this Notice of Guaranteed Delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear in the applicable space on the Letter of Transmittal.

        The undersigned hereby deposits to Magna in the manner and at the price per Class A Subordinate Voting Share indicated below, net to the Class A Shareholder in cash (subject to applicable withholding taxes), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which are hereby acknowledged, the number of Class A Subordinate Voting Shares indicated below pursuant to the guaranteed delivery procedure as set forth in Section 3 of the Offer to Purchase, "Procedure for Depositing Class A Subordinate Voting Shares".

        All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Certificate Number(s) (if available)	Number of Class A Subordinate Voting Shares	Name & Address of Class A Shareholder (please print)

        IMPORTANT: This Notice of Guaranteed Delivery or a manually executed photocopy hereof (together with all other required documents) must be received by the Depositary at its Toronto, Ontario, address at or prior to the Expiration Time. Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via a facsimile to a number other than set forth below does not constitute a valid delivery.

        DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR CLASS A SUBORDINATE VOTING SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

        The Eligible Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Class A Subordinate Voting Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such institution.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), guarantees to deliver to the Depositary at its address set forth below the certificate(s) representing the Class A Subordinate Voting Shares deposited hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 p.m., Toronto time, on the third Trading Day after the Expiration Date. As used herein, a "Trading Day" means a day on which trading occurs on the Toronto Stock Exchange and the New York Stock Exchange.

Name of Firm	Authorized Signature

Address of Firm	Name (please print)

Zip Code / Postal Code	Title

Area Code and Telephone Number	Date

2

BOX A TYPE OF TENDER (See Instruction 5(a) of the Letter of Transmittal)

Check only one box. If more than one box is checked or if no box is checked, all Class A Subordinate Voting Shares identified below will be deemed to have been tendered by way of a Purchase Price Tender. Class A Subordinate Voting Shares are being deposited hereby pursuant to:

☐ An Auction Tender (Please complete Box B)	☐ A Purchase Price Tender

BOX B AUCTION TENDER PRICE (IN U.S. DOLLARS) PER SHARE AT WHICH CLASS A SUBORDINATE VOTING SHARES ARE BEING DEPOSITED. (See Instruction 5(b) of the Letter of Transmittal)

This box MUST be completed if Class A Subordinate Voting Shares are being deposited pursuant to an Auction Tender. Failure to specify any price below will result in Class A Subordinate Voting Shares being deemed to have been deposited pursuant to a Purchase Price Tender. If you specify more than one price below, you will be deemed to have deposited your Class A Subordinate Voting Shares at the lowest applicable price indicated.

Check the appropriate boxes to indicate Auction Tender Price. PRICE IN U.S. DOLLARS

/ / $76.50
/ / $76.60
/ / $76.70
/ / $76.80
/ / $76.90
/ / $77.00
/ / $77.10
/ / $77.20
/ / $77.30
/ / $77.40
/ / $77.50
/ / $77.60
/ / $77.70
/ / $77.80
/ / $77.90
/ / $78.00
/ / $78.10
/ / $78.20
/ / $78.30
/ / $78.40
/ / $78.50
/ / $78.60
/ / $78.70
/ / $78.80
/ / $78.90
/ / $79.00
/ / $79.10
/ / $79.20
/ / $79.30
/ / $79.40
/ / $79.50
/ / $79.60
/ / $79.70
/ / $79.80
/ / $79.90
/ / $80.00
/ / $80.10
/ / $80.20
/ / $80.30
/ / $80.40
/ / $80.50
/ / $80.60
/ / $80.70
/ / $80.80
/ / $80.90
/ / $81.00
/ / $81.10
/ / $81.20
/ / $81.30
/ / $81.40
/ / $81.50
/ / $81.60
/ / $81.70
/ / $81.80
/ / $81.90
/ / $82.00
/ / $82.10
/ / $82.20
/ / $82.30
/ / $82.40
/ / $82.50
/ / $82.60
/ / $82.70
/ / $82.80
/ / $82.90
/ / $83.00
/ / $83.10
/ / $83.20
/ / $83.30
/ / $83.40
/ / $83.50
/ / $83.60
/ / $83.70
/ / $83.80
/ / $83.90
/ / $84.00
/ / $84.10
/ / $84.20
/ / $84.30
/ / $84.40
/ / $84.50
/ / $84.60
/ / $84.70
/ / $84.80
/ / $84.90
/ / $85.00
/ / $85.10
/ / $85.20
/ / $85.30
/ / $85.40
/ / $85.50
/ / $85.60
/ / $85.70
/ / $85.80
/ / $85.90
/ / $86.00
/ / $86.10
/ / $86.20
/ / $86.30
/ / $86.40
/ / $86.50
/ / $86.60
/ / $86.70
/ / $86.80
/ / $86.90
/ / $87.00
/ / $87.10
/ / $87.20
/ / $87.30
/ / $87.40
/ / $87.50
/ / $87.60
/ / $87.70
/ / $87.80
/ / $87.90
/ / $88.00
/ / $88.10
/ / $88.20
/ / $88.30
/ / $88.40
/ / $88.50
/ / $88.60
/ / $88.70
/ / $88.80
/ / $88.90
/ / $89.00
/ / $89.10
/ / $89.20
/ / $89.30
/ / $89.40
/ / $89.50
/ / $89.60
/ / $89.70
/ / $89.80
/ / $89.90
/ / $90.00
/ / $90.10
/ / $90.20
/ / $90.30
/ / $90.40
/ / $90.50
/ / $90.60
/ / $90.70
/ / $90.80
/ / $90.90
/ / $91.00
/ / $91.10
/ / $91.20
/ / $91.30
/ / $91.40
/ / $91.50

If portions of shareholdings are being deposited at different prices, use a separate Notice of Guaranteed Delivery for each price specified.

BOX C ODD LOTS (See Instruction 7 of the Letter of Transmittal)

To be completed ONLY if Class A Subordinate Voting Shares are being deposited by or on behalf of persons owning beneficially an aggregate of fewer than 100 Class A Subordinate Voting Shares as of the close of business on the Expiration Date.
The undersigned either (check one):
☐ will be the beneficial owner of an aggregate of fewer than 100 Class A Subordinate Voting Shares as of the close of business on the Expiration Date, all of which are deposited, or
☐
is an investment dealer, stock broker, commercial bank, trust company or other nominee that (i) is depositing, for the beneficial owners thereof, Class A Subordinate Voting Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Class A Subordinate Voting Shares as of the close of business on the Expiration Date and is depositing all of such Class A Subordinate Voting Shares.

3

The Depositary for the Offer is:

Computershare Investor Services Inc.

By Mail

P.O. Box 7021
31 Adelaide Street East
Toronto, Ontario, Canada
M5C 3H2

By Hand or by Courier

100 University Avenue
9th Floor
Toronto, Ontario, Canada
M5J 2Y1

By Facsimile Transmission

(905) 771-4082